Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Accel Entertainment, Inc. of our report dated March 28, 2019, relating to the consolidated financial statements of Grand River Jackpot, LLC and Subsidiary as of and for fiscal year ending December 31, 2018.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Davenport, Iowa

December 12, 2019

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